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                         BYLAWS


                           OF



            COLORADO INTERSTATE GAS COMPANY



          as amended through October 11, 1976
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                         BYLAWS

                           of

            COLORADO INTERSTATE GAS COMPANY
                        formerly
            COLORADO INTERSTATE CORPORATION


                       ARTICLE I

                        Offices

     1. Offices. The principal office shall be in the City of Wilmington, County of New Castle, State of
Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company. The
Corporation may also have one or more offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.


                       ARTICLE II

                 Stockholders' Meetings

     1.   Place of Meetings.  All meetings of the
stockholders for the election of directors shall be held at such place in the City of Colorado Springs, Colorado, or its environs, as the Board of Directors from time to time may fix, except that the annual meeting of the stockholders for the election of directors to be held in 1952 shall be held at such place in the City of New York, New York, as the Board of Directors may fix. The place so fixed by the Board shall be stated in the notice of such meeting.

          Meetings of stockholders for any other
purpose may be held at such place, within or without the State of Delaware, and at such time as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     2. Annual Meetings. The annual meeting of the stockholders shall be held on the second Tuesday in May of each year, or, if such date shall be a legal holiday, then on the next day not a legal holiday, at 10:00 o'clock in the forenoon, at which the stockholders shall elect by plurality vote by ballot a Board of Directors and transact such other business as may properly come before the meeting.

     3.   Meeting for Election of Directors.  The
Directors shall be elected at stockholders meetings at the time and place named in the Bylaws, which shall not be changed within sixty days before the day on which the election is to be held. A notice of any change shall be given to each stockholder twenty days before the election is held, in person or by letter mailed to his last known address. At least ten days before every

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election of directors, a complete list of the
stockholders entitled to vote at said election, arranged in alphabetical order, with the residence of each and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open at the place where the election is to be held for said ten days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     4. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called at any time by the President and shall be called by the President or Secretary upon the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding of record at least a majority of the outstanding shares of the capital stock of the Corporation entitled to vote. The objects of such special meeting shall be stated in the call or request therefor and the business transacted shall be confined to such objects.

     5. Notice of Meetings. Notice of each meeting of the stockholders, whether annual or special, shall be given at least twenty (20) days prior thereto to each registered stockholder entitled to vote thereat by delivering written notice thereof to such stockholder personally or by mailing the same to his address as it appears on the books of the Corporation. The notice of all meetings shall state the time, place and objects thereof.

     6. Voting. At every meeting of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his attorney thereunto duly authorized and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.
Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation, and except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of directors.

     When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation
(including the Agreement of Merger filed in the office of the Secretary of State of the State of Delaware on

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December 28, 1951) or of these Bylaws, a different vote
is required in which case such express provision shall govern and control the decision of such question. As provided by the Certificate of Incorporation, as amended, in no event shall any amendment thereto changing the provisions contained therein as to stockholders' preemptive rights, quorum requirements for stockholders' meetings (which provide for a majority), or amendments with respect to such enumerated provisions, be adopted without receiving the affirmative vote of at least two-thirds of the outstanding shares of the Corporation entitled to vote.

          The vote for the election of directors, or if required by statute, shall be by ballot.

     7.   Closing of Transfer Books.  The Board of
Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors shall be authorized to fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date fixed as the final date for obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

          In case of any meeting of stockholders for the election of directors, however, the stock transfer books shall not be closed for a period less than ten days preceding the date of such meeting nor shall the Board of Directors fix in advance as aforesaid as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting for the election of directors any date less than ten days prior to such meeting.

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          The Secretary shall cause to be prepared an
alphabetical list of the stockholders entitled to vote at each election of directors and shall keep such list for at least ten days prior to such election open to the examination of any stockholder at the place where such election is to be held.

     8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these Bylaws.
If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

     9.   Organization.  The President or a Vice
President shall call meetings of the stockholders to order and act as Chairman of such meetings. In the absence of all said officers, any stockholder entitled to vote thereat, or proxy of any such stockholder, may call the meeting to order and a Chairman shall be elected. In the absence of the Secretary and Assistant
Secretaries of the Corporation, any person appointed by the Chairman shall act as Secretary of such meetings.

     10. Conduct of Meetings. At each election of directors or other meetings of stockholders the Chairman of the meeting shall appoint Inspectors of Election who shall conduct the election or meeting and shall decide all questions in respect of the validity of proxies and the rejection or acceptance of votes in accordance with instructions of the Chairman of the meeting. Inspectors of Election need not be stockholders.


                      ARTICLE III

                   Board of Directors

     1.   Election and Tenure.  The direction and
control of the business and affairs of the Corporation shall be vested in the Board of Directors who shall be elected at the annual meetings of the stockholders, and each director shall be elected to serve until the next succeeding annual meeting or until his successor shall be elected and qualified.

          If any vacancies occur in the Board of
Directors caused by death, resignation, retirement,

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disqualification or removal from office of any
directors or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may choose a successor or successors, or fill the newly created directorship and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified, unless sooner displaced.

     2. Number and Qualifications. The number of directors which shall constitute the whole Board shall be not less than five nor more than eleven as may be fixed by the Board. Directors need not be stockholders.

     3. Organization Meeting. After each annual election of directors, the Board of Directors shall meet at the call of the President or two of the directors, for the purpose of organization, the election of officers and the transaction of any other business.

     4.   Regular Meetings.  Regular meetings of the
Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     5.   Special Meetings.  Special meetings of the
Board of Directors may be called by the President on three days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

     6.   Place of Meetings.  Meetings, including
organization meetings, of the Board of Directors may be held at such place either within or without the State of Delaware as shall from time to time be determined by the Board or as shall be fixed by the President of the Corporation, and designated in the notice of the meeting.

     7. Quorum. One-third of the total number of the directors shall constitute a quorum at all meetings of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting, a majority of the directors present may adjourn the meeting to a later day and hour.

     8.   Committees of the Directors.  The Board of
Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the

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Corporation and may have power to authorize the seal of
the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.
The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

     9.   Compensation of Directors.  Members of the
Board of Directors of the Corporation, and the Chairman thereof, may respectively be paid such annual fees as may be fixed by resolution of the Board. All directors shall be allowed a fixed sum and expenses incurred for attendance at each regular or special meeting of the Board as may be fixed by resolution of the Board.
Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees, and the respective chairmen thereof, may respectively be paid such annual fees as may be fixed by resolution of the Board, or may be allowed a fixed sum and expenses incurred, for attending committee meetings.

     10. Indemnification. The Company shall indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including suits by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, to the fullest extent permitted by the General Corporation Law of the State of Delaware.


                       ARTICLE IV

                        Notices

     1. Notices. Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

          Notice of meetings of the Board of Directors shall be given to each director by mailing such notice addressed to him at his residence or office or by delivering or telegraphing the same addressed to him at his residence or office, at least three days prior to the meeting. The objects of a meeting need not be stated in the notice thereof.

     2.   Waiver of Notice.  Whenever any notice
whatever is required to be given under the provisions

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of the statutes or of the Certificate of Incorporation,
or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                       ARTICLE V

                        Officers

     1. Election and Tenure. The Board of Directors annually shall elect a President, one or more Vice
Presidents, a Secretary, and a Treasurer. The Board may also elect or appoint such Assistant Secretaries, Assistant Treasurers, and other officers as may be determined by the Board. Every officer so elected or appointed shall continue in office until his successor shall have been elected or appointed, unless sooner removed. With the exception of the President, no officer or agent need be a director.

          Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

     2. Salaries. Officers of the Corporation shall be entitled only to such salaries, emoluments, compensation or reimbursement as shall be fixed or allowed by the Board of Directors.

     3. President. The President shall be the chief executive officer of the Corporation; he shall preside at all meetings of the stockholders and directors, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect.

     4. Vice Presidents. The Vice Presidents shall perform such duties and possess such powers as from time to time may be assigned to them by the Board of Directors, or by the President.

          In the event of the death, absence or
inability of the President to perform any duties imposed upon him by these Bylaws and the order of the Board of Directors, the Vice Presidents in the order designated by the Board shall exercise his powers and perform his duties subject to the control of the Board of Directors.

     5. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and shall attend all such meetings and keep a record of their proceedings. He shall be the custodian of the seal of

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the Corporation and shall have power to affix the same
to all documents the execution of which on behalf of the Corporation is authorized by these Bylaws or by action of the Board of Directors. He shall have charge of the stock transfer department and supervision of the transfer of the capital stock and of the registration and transfer of any bonds issued by the Corporation, except as otherwise ordered by the Board of Directors.
In general he shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     6.   Assistant Secretaries.  The Assistant
Secretaries shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President, or the Secretary.

     7. Treasurer. The Treasurer shall give a bond for the faithful discharge of his duties if, and in such sum and with such sureties as, the Board of Directors shall require. He shall have charge and custody of and be responsible for all funds and securities of the Corporation and deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He shall collect and receive and give receipts for all moneys or securities belonging to the Corporation. In general the Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or by the President.

     8.   Assistant Treasurers.  The Assistant
Treasurers shall perform such duties and possess such powers as from time to time shall be assigned to them by the Board of Directors, the President, or the Treasurer. The Assistant Treasurers shall give bonds for the faithful discharge of their duties if, and in such sum and with such sureties as, the Board of Directors shall require.


                       ARTICLE VI

                Execution of Instruments

     1. Execution of Instruments. The President and the Vice Presidents severally shall have power to execute on behalf of the Corporation any deed, contract, bond, debenture, note or other obligations or evidences of indebtedness, or proxy, or other instrument requiring the signature of the officers of the Corporation, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     2. Checks and Endorsements. All checks and drafts upon the funds to the credit of the Corporation

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in any of its depositories shall be signed by such of
its officers or agents as shall from time to time be determined by resolution of the Board of Directors which may provide for the use of facsimile signatures under specified conditions, and all notes, bills receivable, trade acceptances, drafts, and other evidences of indebtedness payable to the Corporation shall, for the purpose of deposit, discount or collection, be endorsed by such officers or agents of the Corporation or in such manner as shall from time to time be determined by resolution of the Board of Directors.


                      ARTICLE VII

                    Shares of Stock

     1. Certificates of Stock. The certificates of stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation and as shall be approved by the Board of Directors, and shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President, or a Vice President and the Treasurer, or an Assistant Treasurer, or the Secretary or an Assistant Secretary. If any stock certificate is signed by (1) a Transfer Agent or an Assistant Transfer
Agent or (2) a transfer clerk acting on behalf of the Corporation, and a Registrar, the appointment of which may be made by the Board of Directors, the signature of any such officer of the Corporation may be facsimile and the seal of the Corporation affixed or reproduced thereon may be facsimile.

          In case any officer who has signed a
certificate or whose facsimile signature has been used on a certificate ceases to hold such office prior to the issuance or delivery of the certificate, such certificate may nevertheless be issued and delivered by the Corporation as though the officer who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the Corporation.

     2. Transfer of Stock. Transfers of the shares of the stock of this Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or a Transfer Agent if appointed with respect to such shares, and upon the surrender of the certificate or certificates for such shares.

     3. Lost and Destroyed Certificates. In case any certificate of stock of the Corporation shall be alleged to have been lost, destroyed, mutilated or stolen, by resolution properly adopted by the Board of Directors, the Transfer Agent shall be authorized to issue and the Registrar shall be authorized to register

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replacement certificates under a Blanket Lost Security
Bond, upon such terms and conditions as shall be set forth in such resolution.


                      ARTICLE VIII

                     Corporate Seal

     1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Incorporated under the Laws of Delaware".
Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

          The impression of the seal may be made and attested by either the Secretary or an Assistant
Secretary for the authentication of contracts or other papers requiring the seal.


                       ARTICLE IX

                      Fiscal Year

     1.   Fiscal  Year.  The fiscal year of the
Corporation shall be the calendar year.


                       ARTICLE X

                    Corporate Books

     1.   Corporate Books.  The books of the
Corporation, except the original or duplicate stock ledger kept in the principal office of the Corporation in Delaware, may be kept outside the State of Delaware at such place or places as may be from time to time designated by the Board of Directors.


                       ARTICLE XI

                       Divisions

     1.   Creation of Divisions.  The Board of
Directors may from time to time establish Divisions of the Corporation to be administered and operated as the Board may deem necessary or convenient for the conduct of the business.

     2. Divisional Officers. The Board of Directors shall elect the chief executive officer of each Division of the Corporation and such other officers thereof as the Board may consider necessary or proper.
The Board may prescribe the titles and terms of office, the power and duties and compensation of, and shall have the power to remove, the officers of the Division.

     3.   Authority of Division Officers.  Unless

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otherwise provided by resolution of the Board, with
respect to the property, business and affairs of such Division, the Division officers shall have all such powers and duties as would generally pertain to their respective offices in a corporation, subject to the Board of Directors and the President of the Corporation, including, without limiting the generality of the foregoing, the power to execute and deliver on behalf of the Corporation with respect to the affairs of such Division contracts, deeds, leases, government bids and applications for government licenses and permits (and related undertakings) and to affix the corporate seal of the Corporation to any such instrument requiring such seal and to attest the same;
provided, however, that checks, drafts, notes and other instruments for the payment of money shall be executed only as provided by the Board of Directors.


                      ARTICLE XII

                       Amendments

     1. Amendments. All Bylaws of the Corporation, whether adopted by the stockholders or by the Board of Directors, shall be subject to alteration, amendment or repeal, and new Bylaws may be added, either by affirmative vote of a majority in interest of the stockholders entitled to vote, given at an annual or special meeting, or by the affirmative vote of a majority of the Board of Directors, given at a regular or special meeting of the Board, provided due notice of such contemplated alteration, amendment, repeal or addition shall be given.